UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
April 21, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered sales of equity securities

     On Apri1 21, 2005, we entered into an agreement to exchange 505,286 shares of our common stock for $2.5 million principal amount of our 8.525% Deferrable Capital Securities plus accrued interest. As a result of this transaction, the Company will realize approximately a $0.9 million gain in the second quarter of 2005. The common shares were delivered from treasury on April 22, 2005. The transaction was not registered under the Securities Act of 1933 in reliance on the exemption afforded by Section 3(a)(9) thereof.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of April 27, 2005.

VESTA INSURANCE GROUP, INC.

By:   /s/   John W. McCullough
Its:          Vice President --
              Associate General Counsel and Assistant Secretary